EXECUTIVE EMPLOYMENT AGREEMENT


         EMPLOYMENT  AGREEMENT (this  "Agreement")  dated as of January 27, 1997
between  J.R.S.   Exploration  Company  Limited,  an  Alberta  corporation  (the
"Company"), and D.E. Janveau (the "Employee").


         WHEREAS, the Employee has been an executive officer and an indirect shareholder of the Company for a number of years and was active in the management of the business and affairs of the Company;


         WHEREAS, all of the outstanding capital stock of the Company has been acquired by 3-D Geophysical, Inc., a Delaware corporation ("3-D"), pursuant to that certain Stock Purchase Agreement dated as of December 10, 1996 by and among 3-D, 3-D Geophysical of Canada, Inc., a Canadian corporation ("3-D Canada"), the Employee, Gladys Mueller and W.G. Mueller (collectively, the "Vendors")(the "Stock Purchase Agreement");


         WHEREAS the Employee acknowledges that 3-D and 3-D Canada have paid a substantial price to acquire the Company from the Vendors, and it is the intention of 3-D, 3-D Canada and the Vendors (including the Employee) that the Company shall be entitled exclusively to the benefits of the goodwill, trade secrets, proprietary rights, patents, know-how and customer and client relationships heretofore established, developed and maintained by the Company, whether or not through the services or


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efforts  of  the  Employee  as  an  executive  officer,   employee  or  indirect
shareholder of the Company;

         WHEREAS, it is a condition to the closing of the transactions contemplated under the Stock Purchase Agreement that the parties hereto enter into this Agreement;


         WHEREAS, the Company desires to employ the Employee on the terms and conditions provided in this Agreement with a view to maintaining and developing the goodwill, trade secrets, proprietary rights, know-how and customer and client relationships of the Company; and


         WHEREAS, the Employee desires to accept such employment and to render services to the Company on the terms and conditions provided in this Agreement;


         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Employee hereby agree as follows:


         Section 1. Engagement. The Company hereby employs the Employee as its President and Chief Executive Officer, and the Employee hereby accepts such employment, upon and subject to the terms and conditions hereinafter set forth.


         Section 2. Term. Unless sooner terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on the Closing Date under the Stock


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Purchase  Agreement (as defined therein) and shall end on the third  anniversary thereof (the "Term").


         Section 3. Duties and Services.


         3.1 The Employee shall render services to the Company as its President and Chief Executive Officer and shall perform such other duties and responsibilities as may be assigned to the Employee from time to time by the Board of Directors of the Company (the "Directors") and shall abide by the practices and policies of the Company governing the conduct of employees. However, any assignments presented to the Employee for continuous work outside of Canada for a duration of two weeks or longer may be accepted or rejected in the discretion of the Employee. The Employee shall also serve as an officer or director of such other direct or indirect subsidiaries of 3-D as may be requested by the Directors or the Chief Executive Officer of 3-D, without any additional compensation. The Employee will perform all such service shereunder with a view to maintaining and developing the goodwill, trade secrets, proprietary rights, know-how and customer and client relationships of the Company.


         3.2 During the Term, the Employee shall devote such energy and time (exclusive of normal holidays and vacation periods and periods of sickness and disability) as are reasonably necessary to perform the Employee's duties as defined herein and shall promptly and faithfully perform all the duties which pertain to the Employee's employment.


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         Section 4.  Compensation.


         4.1 Annual Compensation. In consideration of all of the services to be rendered by the Employee hereunder and the covenants of Employee herein, the Company agrees to pay to the Employee, and the Employee agrees to accept, a salary at the annual rate of $150,000.00 (Canadian).


         4.2 Bonus  Pool.  3-D  intends  to create a bonus  plan  based upon the earnings of 3-D to provide incentives for certain employees of 3-D and its subsidiaries, including the Company. The Employee shall be entitled to participate in such plan on such terms as may be determined by the Compensation Committee of the Board of Directors of 3-D, in its discretion. Nothing in this Agreement shall require 3-D to pay any such bonus.

         Section 5. Expenses and Reimbursement. The Employee shall be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred by the Employee in performing his duties hereunder, provided such expenses are approved in accordance with the procedures of the Company then in effect and are presented for reimbursement in accordance with the Company's policies and practices then in effect.


         Section 6. Benefits. During the Term, the Company agrees to provide the Employee, in addition to and not in limitation of the compensation set forth in
Section 4, the following benefits, which shall be determined in the sole discretion of the Directors (or a duly constituted committee thereof):


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         (a)  The  Employee   shall  be  entitled,   subject  to   qualification
requirements, to participate in any and all group insurance plans, group health or medical insurance plans and group accidental and disability insurance plans made generally available to the senior executive employees of the Company.


         (b) The Employee shall be entitled to participate in 3-D's pension, profit-sharing, stock option, stock purchase and other employee benefit programs made generally available to the senior executive employees of the Company.


         (c) The Employee shall be entitled to four weeks annual paid vacation, as well as sick leave and holidays in accordance with the Company's policies for senior executive employees generally.


         (d) During the term of employment under this Agreement, the Company shall pay the Employee, on a monthly basis, an amount equal to $650 (Canadian) per month as a non-accountable allowance for lease payments, insurance and other expenses of an automobile leased by the Employee.

         Section 7. Termination. Subject to the provisions of Section 8, which shall survive the termination of this Agreement, this Agreement shall terminate upon:


         (a)      The death of the Employee;


         (b) Illness, disability or incapacity that prevents the Employee from performing his duties hereunder for one hundred


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twenty (120)  consecutive  days, or for any one hundred twenty (120) days within any twelve (12) month period, and the provision of written notice to the Employee by the Company of such election to terminate; or


         (c) Upon written notice for Cause, which shall include, without limitation, (i) the failure of the Employee to observe or perform any material term of this Agreement for twenty (20) days after written notice thereof specifying such failure; (ii) any act of illegality, dishonesty, moral turpitude or fraud in connection with the Employee's employment; or (iii) the commission by the Employee of any serious indictable offense.



         Section 8. Restrictive Covenants. In consideration of the undertakings of the Company set forth herein, the Employee agrees as follows:


         8.1 Covenant Not to Solicit Employees of the Company. During the Term and for a period of one (1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit for employment any sales, engineering or other technical or management employee who was employed by the Company or any of its subsidiaries during the Term.


         8.2 Non-Disclosure Covenant. The Employee recognizes and acknowledges that, in the course of his employment, the Employee will have access to trade secrets, proprietary rights, know-how, and other confidential information
(collectively,   "Confidential  Informaton")  of  the  Company,  3-D  and  their respective


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subsidiaries,  including,  but not limited to,  information  concerning  seismic
data,  marketing  strategy,   technology,   techniques  and  know-how,  customer
specifications and customer lists, cost figures, budgets, sales forecasts and business plans. The Employee agrees that the disclosure of any such Confidential Information could be harmful to the interests of the Company, 3-D or such subsidiaries and that, during the Employee's employment by the Company or its subsidiaries, the Employee will take appropriate caution to safeguard all such Confidential Information, and will not during the Term or thereafter use, disclose, divulge or publish any such Confidential Information except as required by law or as the Employee's duties during the Employee's employment by the Company or its subsidiaries may require or as the Company may in writing specifically consent.


         8.3 Proprietary Information. The Employee recognizes and acknowledges that all documents, manuals, letters, notebooks, reports, records, computer programs or data banks and other evidences of trade secrets, proprietary rights, know-how and other confidential information of the Company, 3-D and their respective subsidiaries, including copies thereof, whether prepared by the Employee or others, are the sole property of and belong exclusively to the Company, 3-D and their respective subsidiaries, and agrees that, during the Employee's employment by the Company or its subsidiaries, the Employee will under no circumstances remove any such material for use outside of his offices except in connection with the business of the Company during the course of the Employee's employment. In the event of


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the termination of this Agreement for any reason whatsoever,  the Employee shall immediately return to the Company any and all documents, manuals, letters, notebooks, records, computer programs or data banks or other evidence of such Confidential Information of the Company, including copies thereof, which are the property of the Company, 3-D or any of their respective subsidiaries.


         8.4 Remedies. The Employee hereby agrees that all restrictions imposed upon the Employee hereunder are reasonable, fair and valid, and all defenses to the strict enforcement of the provisions hereof are hereby waived by the Employee. The Employee further agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 8, the Company's remedy at law is likely to be inadequate and that accordingly the Company will be entitled to obtain an injunction or other equitable relief with regard thereto without proving damages or that damages would not constitute an adequate remedy. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8 is invalid or unenforceable, in whole or in part, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to, and is hereby directed to, reduce the scope, duration or area of the term or provision by deleting specific words or phrases as necessary to comply with applicable law or to be enforceable by a court of competent jurisdiction or by replacing any invalid or unenforceable term or provision with a term or provision that is


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valid and  enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified.


         8.5 Survival. The provisions of this Section 8 shall survive the Term.


         9.   Miscellaneous Provisions.


         9.1 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party's address set forth below in this Section 9.1; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth below in this
Section 9.1; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth below in this Section 9.1; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth below in this Section 9.1.


               In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete upon


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reasonable  proof of receipt.  The address and  facsimile  number to which,  and person to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.


               The current  addresses and facsimile  numbers of the parties are:
If to the Employee:

                           D.E.  Janveau
                           c/o J.R.S.  Exploration  Company  Limited
                           4750 30th Street S.E.
                           Calgary,  Alberta T2B271
                           Telecopier  No.: (403) 264-0478

                           If to the Company:

                           J.R.S. Exploration Company Limited
                           4750 30th Street S.E.
                           Calgary, Alberta T2B271
                           Attention:  Chief Financial Officer
                           Telecopier No.: (403) 264-0478

                           with copies to:

                           3-D Geophysical, Inc.
                           599 Lexington Avenue
                                   Suite 4102
                           New York, New York 10022
                           Telecopier No.: (212) 317-9230
                           Attention: Joel Friedman, Chairman

                                    -and-

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York 10022
                           Telecopier No.: (212) 715-8000
                           Attention: Peter S. Kolevzon, Esq.


         9.2 Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties respecting the subject matter hereof, merges all prior negotiations, agreements and


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understandings,  if any, respecting the subject matter hereof and states in full
all   representations,   warranties  and  agreements  which  have  induced  this
Agreement. Each party agrees that in dealing with third parties no contrary representations will be made. This Agreement may not be amended, modified or otherwise changed orally but only by an agreement in writing signed by the party against whom enforcement of any amendment, modification or change is sought.


         9.3 Assignment; Binding Nature; Assumption. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. This Agreement may not be assigned by the Employee without the prior written consent of the Company.

         9.4 Nonwaiver. No waiver by any party of any term, provision or covenant contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision or covenant (or breach) on any other


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occasion or as a waiver of any other  term,  provision  or  covenant  (or of the breach of any other term, provision or covenant) contained in this Agreement on the same or any other occasion.

         9.5 Remedies. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein or otherwise available shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein or otherwise available.


         9.6  Headings.   The  headings  in  this  Agreement  are  inserted  for
convenience only and shall not constitute a part hereof.


         9.7 Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) any reference herein to a Section refers to a Section of the Agreement, unless otherwise stated, (iv) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day, and (v) all dollar amounts are expressed in Canadian funds.


         9.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Province of Alberta applicable to contracts made and to be entirely performed therein.


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         9.9  Counterparts.  For the  convenience of the parties,  any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.













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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                     J.R.S. EXPLORATION COMPANY LIMITED


                                     By  /s/ Ronald L. Koons
                                       ------------------------------------
                                       Name: Ronald L. Koons
                                       Title: Vice President



                                     EMPLOYEE:


                                       /s/ D.E. Janveau
                                     --------------------------------------
                                       D.E. Janveau


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